Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-3 and the related prospectus of Penns Woods Bancorp, Inc. and subsidiaries for the Dividend Reinvestment and Stock Purchase Plan of our report dated March 15, 2023, relating to our audit of the consolidated financial statements and the effectiveness of internal controls over financial reporting of Penns Woods Bancorp, Inc. and subsidiaries appearing in the 2022 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of Penns Woods Bancorp, Inc. and subsidiaries for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in the prospectus and proxy statement, which is part of this registration statement.

/s/S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 29, 2023

PITTSBURGH, PA	PHILADELPHIA, PA	WHEELING, WV	STEUBENVILLE, OH

2009 Mackenzie Way • Suite 340	2100 Renaissance Blvd. • Suite 110	980 National Road	511 N. Fourth Street
Cranberry Township, PA 16066	King of Prussia, PA 19406	Wheeling, WV 26003	Steubenville, OH 43952
(724) 934-0344	(610) 278-9800	(304) 233-5030	(304) 233-5030

S.R. Snodgrass, P.C. d/b/a S.R. Snodgrass, A.C. in West Virginia